SCHEDULE 14A

(RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE

SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.     )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Pain Therapeutics, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Pain Therapeutics, Inc.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

May 21, 2009

To the Stockholders:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Pain Therapeutics, Inc. (the “Company”), a Delaware corporation, will be held on Thursday, May 21, 2009 at 10:00 a.m., local time, at the offices of Wilson Sonsini Goodrich & Rosati, Professional Corporation, located at 650 Page Mill Road, Palo Alto, California, 94304, for the following purposes:

1.	To elect Remi Barbier, Patrick Scannon, M.D., Ph.D. and Sanford R. Robertson as Class III Directors to serve for three-year terms and until their successors are duly elected and qualified (Proposal One);

2.	To ratify the selection of Ernst & Young LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2009 (Proposal Two); and

3.	To transact such other business as may properly be brought before the meeting and any adjournment(s) thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

Only stockholders of record at the close of business on April 2, 2009 are entitled to notice of and to vote at the meeting.

Sincerely,

/s/ Michael J. O'Donnell
Michael J. O’Donnell
Secretary

Secretary

San Mateo, California

April 6, 2009

YOUR VOTE IS IMPORTANT

THIS PROXY STATEMENT IS FURNISHED IN CONNECTION WITH THE SOLICITATION OF PROXIES BY THE COMPANY, ON BEHALF OF THE BOARD OF DIRECTORS, FOR THE 2009 ANNUAL MEETING OF STOCKHOLDERS. THE PROXY STATEMENT AND THE RELATED PROXY FORM ARE BEING DISTRIBUTED ON OR ABOUT APRIL 10, 2009. YOU CAN VOTE YOUR SHARES USING ONE OF THE FOLLOWING METHODS:

•     COMPLETE AND RETURN A WRITTEN PROXY CARD

•     ATTEND THE COMPANY’S 2009 ANNUAL MEETING OF STOCKHOLDERS AND VOTE

ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING. HOWEVER, TO ENSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE URGED TO MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE POSTAGE-PREPAID ENVELOPE ENCLOSED FOR THAT PURPOSE. ANY STOCKHOLDER ATTENDING THE MEETING MAY VOTE IN PERSON EVEN IF HE OR SHE HAS RETURNED A PROXY CARD.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY

MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD MAY 21, 2009:

The Company’s Proxy Statement, form of proxy card, Annual Report and Annual Report on Form 10-K are available at: http://investor.paintrials.com/annual-proxy.cfm.

PAIN THERAPEUTICS, INC.

2211 Bridgepointe Parkway, Suite 500

San Mateo, California 94404

PROXY STATEMENT

INFORMATION CONCERNING SOLICITATION AND VOTING

General

The enclosed Proxy is solicited on behalf of the Board of Directors of Pain Therapeutics, Inc. (which we may refer to as the “Company” in this Proxy Statement) for use at the Annual Meeting of Stockholders to be held at the offices of Wilson Sonsini Goodrich & Rosati, Professional Corporation located at 650 Page Mill Road, Palo Alto, California, 94304, on Thursday, May 21, 2009, at 10:00 a.m., local time, and at any adjournment(s) thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Company’s principal executive offices are located at the address listed at the top of the page and the telephone number is (650) 624-8200.

The Company’s Annual Report and Annual Report on Form 10-K, containing financial statements for the fiscal year ended December 31, 2008, are being mailed together with these proxy solicitation materials to all stockholders entitled to vote. This Proxy Statement, the accompanying Proxy Form, the Company’s Annual Report and Annual Report on Form 10-K will first be mailed on or about April 10, 2009 to all stockholders entitled to vote at the meeting.

THE COMPANY SHALL PROVIDE WITHOUT CHARGE TO ANY STOCKHOLDER SOLICITED BY THESE PROXY SOLICITATION MATERIALS A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K, TOGETHER WITH THE FINANCIAL STATEMENTS REQUIRED TO BE FILED WITH THE ANNUAL REPORT ON FORM 10-K, UPON REQUEST OF A STOCKHOLDER MADE IN WRITING TO PAIN THERAPEUTICS, INC., 2211 BRIDGEPOINTE PARKWAY, SUITE 500, SAN MATEO, CALIFORNIA, 94404, ATTN: SENIOR MANAGER OF INVESTOR RELATIONS.

Record Date and Share Ownership

Stockholders of record at the close of business on April 2, 2009 (which we will refer to as the “Record Date” throughout this Proxy Statement) are entitled to notice of and to vote at the meeting and at any adjournment(s) thereof. The Company has one series of common shares issued and outstanding, designated as Common Stock, $0.001 par value per share (the “Common Stock”) and one series of undesignated Preferred Stock, $0.001 par value per share (the “Preferred Stock”). As of the Record Date, 120,000,000 shares of Common Stock were authorized and 42,112,231 shares were issued and outstanding. As of the Record Date, 10,000,000 shares of Preferred Stock were authorized and none were issued or outstanding.

Revocability of Proxies

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by:

•	delivering to the Company at its principal offices (Attention: Senior Manager of Investor Relations) a written notice of revocation or a duly executed proxy bearing a later date; or

•	attending the meeting and voting in person.

Voting

On all matters, each share has one vote. See Proposal One — Election of Class III Directors — Vote Required.

Solicitation of Proxies

The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of the Company’s Common Stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners. Proxies may also be solicited by certain of the Company’s directors, officers and regular employees, without additional compensation, personally or by telephone or facsimile.

Quorum; Abstentions; Broker Non-Votes

Votes cast by proxy or in person at the Annual Meeting (“Votes Cast”) will be tabulated by the Inspector of Elections (the “Inspector”) who will be a representative from BNY Mellon Shareowner Services, the Company’s Transfer Agent and Registrar. The Inspector will also determine whether or not a quorum is present. Except in certain specific circumstances, the affirmative vote of a majority of shares present in person or represented by proxy at a duly held meeting at which a quorum is present is required under Delaware law for approval of proposals presented to stockholders. In general, Delaware law provides that a quorum consists of a majority of shares entitled to vote and present or represented by proxy at the meeting.

The Inspector will treat shares that are voted WITHHELD or ABSTAIN as being present and entitled to vote for purposes of determining the presence of a quorum but will not be treated as votes in favor of approving any matter submitted to the stockholders for a vote. When proxies are properly dated, executed and returned, the shares represented by such proxies will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, the shares will be:

•	for the election of the nominees for director set forth herein;

•	for the ratification of the selection of Ernst & Young LLP as the independent registered public accounting firm to the Company; and

•	upon such other business as may properly come before the Annual Meeting or any adjournment thereof, but will not be voted in the election of directors other than as provided above.

If a broker indicates on the enclosed proxy or its substitute that such broker does not have discretionary authority as to certain shares to vote on a particular matter (“broker non-votes”), those shares will be considered as present with respect to establishing a quorum for the transaction of business. The Company believes that the tabulation procedures to be followed by the Inspector are consistent with the general statutory requirements in Delaware concerning voting of shares and determination of a quorum.

Broker non-votes with respect to proposals set forth in this Proxy Statement will not be considered “Votes Cast” and, accordingly, will not affect the determination as to whether the requisite majority of Votes Cast has been obtained with respect to a particular matter.

Deadline for Receipt of Stockholder Proposals

Stockholders are entitled to present proposals for action at a forthcoming meeting if they comply with the requirements of the Company’s bylaws and the rules established by the Securities and Exchange Commission (the “SEC”), under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Under these requirements, proposals of stockholders of the Company that are intended to be presented by such stockholders at the Company’s 2010 Annual Meeting of Stockholders must be received by the Company no later than December 11, 2009. A copy of the relevant bylaw provisions related to stockholder proposals is available upon written request to: Pain Therapeutics, Inc., 2211 Bridgepointe Parkway, Suite 500, San Mateo, California, 94404, Attention: Senior Manager of Investor Relations.

How to Obtain Directions to Location of Annual Meeting of Stockholders

Our Annual Meeting of Stockholders is being held at the time and place set forth above under the heading “General”. You can obtain directions to attend the Annual Meeting and vote your shares in person by contacting the Company at 650-624-8200.

Internet Availability of Proxy Materials

This Proxy Statement, the form of proxy card, the Annual Report and the Annual Report on Form 10-K are available at: http://investor.paintrials.com/annual-proxy.cfm.

PROPOSAL ONE

ELECTION OF THREE CLASS III DIRECTORS

Nominees

The Company’s Board of Directors has six authorized directors and currently consists of six members. The Company has a classified Board of Directors, which is divided into three classes of directors whose terms expire at different times. The three classes are currently comprised of the following directors:

•

Class I consists of Michael J. O’Donnell and Nadav Friedmann, Ph.D., M.D. who will serve until the 2010 Annual Meeting of Stockholders and who stand for re-election as Class I directors at such meeting;

•	Class II consists of Robert Z. Gussin, Ph.D., who will serve until the 2011 Annual Meeting of Stockholders; and

•	Class III consists of Remi Barbier, Sanford R. Robertson and Patrick J. Scannon, M.D., Ph.D., who will serve until the 2009 Annual Meeting of Stockholders.

At each annual meeting of stockholders, the successors to directors whose terms will then expire will be elected to serve from the time of election and qualification until the third annual meeting following election and until their successors have been duly elected and qualified.

Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company’s nominees named below, who are currently directors of the Company. The nominees have consented to be named as such in the proxy statement and to continue to serve as directors if elected. If any nominee becomes unable or declines to serve as a director or if additional persons are nominated at the meeting, the proxy holders intend to vote all proxies received by them in such a manner as will assure the election of the nominees listed below if possible (or, if new nominees have been designated by the Board of Directors, in such a manner as to elect such nominees), and the specific nominees to be voted for will be determined by the proxy holders.

The nominees for the Class III Directors are as follows:

•	Remi Barbier;

•	Sanford R. Robertson; and

•	Patrick J. Scannon, M.D., Ph.D.

Biographical information for these nominees can be found below in the section entitled “Directors and Executive Officers.”

The Company is not aware of any reason that the nominees will be unable or will decline to serve as directors. The term of office of the individuals elected as directors will continue until the Company’s Annual Meeting of Stockholders held in 2012 or until successors have been elected and qualified. Other than the relationships noted in the section “Employment and Other Agreements,” there are no arrangements or understandings between any director or executive officer and any other person pursuant to which he is or was to be selected as a director or officer of the Company.

Vote Required

The directors will be elected by a plurality vote of the shares of the Company’s Common Stock present or represented and entitled to vote on this matter at the meeting. Accordingly, the candidates receiving the highest number of affirmative votes of shares represented and voting on this proposal at the meeting will be elected as directors of the Company. Votes withheld from a nominee and broker non-votes will be counted for purposes of determining the presence or absence of a quorum but, because directors are elected by a plurality vote, will have no impact once a quorum is present. See “Quorum; Abstentions; Broker Non-Votes.”

THE CLASS I AND II DIRECTORS RECOMMEND THAT

STOCKHOLDERS VOTE FOR THE CLASS III NOMINEES LISTED ABOVE.

PROPOSAL TWO

RATIFICATION OF SELECTION OF ERNST & YOUNG LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM TO THE COMPANY FOR THE FISCAL YEAR ENDING

DECEMBER 31, 2009

The Board of Directors and the Audit Committee have selected Ernst & Young LLP, independent registered public accounting firm, to audit the financial statements of the Company for the fiscal year ending December 31, 2009, and recommend that the stockholders vote for ratification of such selection. Although action by stockholders is not required by law, the Board of Directors has determined that it is desirable to request approval of this selection by the stockholders. Notwithstanding the selection or ratification, the Board of Directors and the Audit Committee, in their discretion, may direct the selection of a new independent registered public accounting firm at any time during the year, if the Board of Directors and the Audit Committee determine that such a change would be in the best interest of the Company.

A representative of Ernst & Young LLP is expected to be present at the meeting and will be afforded the opportunity to make a statement if he or she desires to do so, and is also expected to be available to respond to appropriate questions.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM TO THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2009.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

Fees for professional services provided by our independent registered public accounting firm in each of the last two fiscal years, in each of the following categories are:

	Years Ended December 31,
	2008	2007
Audit Fees	$620,784	$765,170
Audit Related Fees	—	—
Tax Fees	43,250	22,000
Other Fees	—	—

	$664,034	$787,170

Ernst & Young LLP served as the Company’s independent registered public accounting firm for the years ended December 31, 2008 and 2007.

Audit fees include fees associated with the Annual Reports on Form 10-K (including fees associated with attestation pursuant to the Sarbanes-Oxley Act of 2002); the Quarterly Reports on Form 10-Q; issuance of consents relating to registration statement filings with the SEC; and all services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings. Tax fees in 2008 include tax compliance services and consulting services related to long-term tax planning. The Company did not incur audit-related or other fees in the year ended December 31, 2008 or 2007.

All auditing services and non-audit services provided to the Company by our independent registered public accounting firm are required to be pre-approved by the Audit Committee. Any pre-approval of non-audit services by Ernst & Young LLP includes making a determination that the provision of the services is compatible with maintaining the independence of Ernst & Young LLP as an independent registered public accounting firm. In addition, the Audit Committee has delegated pre-approval authority to the Chairperson of the Audit Committee, provided that the Chairperson still reports any decisions to pre-approve such audit and non-audit services to the Audit Committee at its next regularly scheduled meeting. All services for audit and tax fees for the years ended December 31, 2008 and 2007 as set forth in the table above were pre-approved by the Company’s Audit Committee.

DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth for each Class I Director, the Class II Director, each Class III Director and the executive officers of the Company, their ages and present positions with the Company as of the Record Date.

Name	Age	Position
Remi Barbier	49	President, Chief Executive Officer, Chairman of the Board of Directors and Class III Director
Nadav Friedmann, Ph.D., M.D.	66	Chief Medical and Operating Officer and Class I Director
Peter S. Roddy	49	Vice President and Chief Financial Officer
Grant L. Schoenhard, Ph.D.	64	Chief Scientific Officer
Robert Z. Gussin, Ph.D. (1)(2)(3)	71	Class II Director
Michael J. O’Donnell, Esq. (3)	50	Class I Director and Secretary
Sanford R. Robertson (1)(2)(3)	77	Class III Director
Patrick J. Scannon, M.D., Ph.D. (1)(3) .	61	Class III Director

(1)	Member of Audit Committee.
(2)	Member of Compensation Committee.
(3)	Meets the definition of independence under the NASDAQ Stock Market LLC listing standards.

There is no family relationship between any director or executive officer of the Company.

Remi Barbier, the Company’s founder, has served as President, Chief Executive Officer and Chairman of the Board of Directors since the Company’s inception in 1998. Prior to that time, Mr. Barbier helped in the growth or founding of: Exelixis Inc., a functional genomics company, ArQule, Inc., a chemistry company, and EnzyMed, Inc. (now owned by Albany Molecular Research, Inc.), a chemistry company. Mr. Barbier served as Chief Operating Officer of Exelixis, Inc. from January 1996 to May 1998. Mr. Barbier was Vice President of Corporate Development and Clinical Project Manager of Xoma Corporation, a biotechnology company, from October 1993 to December 1995. Mr. Barbier received his B.A. from Oberlin College and his M.B.A. from the University of Chicago.

Nadav Friedmann, Ph.D., M.D. has served as a director of Pain Therapeutics, Inc. since 1998. Dr. Friedmann has served as Chief Operating Officer since October 2001 and Chief Medical and Operating Officer since 2004. Dr. Friedmann is the owner and President of EMET Research Inc., a consulting firm in the pharmaceutical industry. Dr. Friedmann was President and Chief Executive Officer of Daiichi Pharmaceutical Corporation, a pharmaceutical company, from 1997 to April 2000, and was a consultant to the Board of Directors of Daiichi Pharmaceutical Co., Ltd. in Tokyo from 1995 to 1997. From 1992 to 1995, Dr. Friedmann served as Vice President, Clinical Research at Xoma Ltd. (formerly Xoma Corporation). From 1980 to 1991, Dr. Friedmann held various leadership positions with Johnson & Johnson (“J&J”), including the position of Vice President and Head of Research of the J&J Biotechnology Center. Prior to that, Dr. Friedmann was Medical Director of Abbott Laboratories. Dr. Friedmann received his M.D. from the Albert Einstein College of Medicine and his Ph.D. in Biochemistry from the University of California, San Diego.

Peter S. Roddy has served as Chief Financial Officer since 2002 and as Vice President and Chief Financial Officer since 2004. From 1990 to 2002, Mr. Roddy held a variety of senior management positions at COR Therapeutics, Inc., a biopharmaceutical company (now part of Takeda Pharmaceutical Company Limited), including Senior Vice President, Finance and Chief Financial Officer between 2000 and 2002. Prior to 1990, Mr. Roddy held a variety of positions at Price Waterhouse & Company, Hewlett Packard Company and MCM Laboratories, Inc. Mr. Roddy received his B.S. in Business Administration from the University of California, Berkeley.

Grant L. Schoenhard, Ph.D. has served as Chief Scientific Officer since 2001. From 2000 to 2001, Dr. Schoenhard was the Vice President of Preclinical Development. During 2000, Dr. Schoenhard was a consultant and provided pharmacodynamic research and development services to various organizations. From 1998 to 2000, Dr. Schoenhard was Senior Director of Pharmacokinetics, Drug Metabolism and Pharmacology at Genentech, Inc., a biotechnology company. From 1974 to 1998, Dr. Schoenhard held various management positions, including Executive Director of Pharmacokinetics, Drug Metabolism and Radiochemistry at Searle, a pharmaceutical company owned by Monsanto Corporation. Dr. Schoenhard was also Adjunct Professor of Pharmacology, School of Medicine, University of Pennsylvania for a number of years. Dr. Schoenhard received his B.S. from Michigan State University and his M.S. and Ph.D. from Oregon State University.

Robert Z. Gussin, Ph.D. has served as a director since March 2003. Dr. Gussin worked at J&J for 26 years, most recently as Chief Scientific Officer and Corporate Vice President, Science and Technology from 1986 through his retirement in 2000. Prior to assuming this role, Dr. Gussin worked at J&J’s McNeil division for 12 years, most recently as Vice President, Research and Development and Vice President, Scientific Affairs. From 1967 to 1974, Dr. Gussin held various research positions with Lederle Laboratories, a pharmaceutical company. Dr. Gussin sits on the Board of Directors of Duquesne University and the advisory boards of the Duquesne University Pharmacy School and the University of Michigan Medical School Department of Pharmacology. Dr. Gussin received his B.S. and M.S. degrees and D.Sc. with honors from Duquesne University and his Ph.D. in Pharmacology from the University of Michigan, Ann Arbor.

Michael J. O’Donnell, Esq. has served as a director since 1998. Mr. O’Donnell has been a member of the law firm of Wilson Sonsini Goodrich & Rosati, Professional Corporation, the Company’s corporate counsel, since 1993. Mr. O’Donnell serves as corporate counsel to numerous public and private biopharmaceutical and life sciences companies. Mr. O’Donnell received his J.D., cum laude, from Harvard University and his B.A. from Bucknell University, summa cum laude.

Sanford R. Robertson has served as a director since 1998. Mr. Robertson has been a partner of Francisco Partners, a technology buyout fund, since 1999. Prior to founding Francisco Partners, Mr. Robertson was the founder and chairman of Robertson, Stephens & Company, a technology investment bank formed in 1978 and sold to BankBoston in 1998. Since the sale, Mr. Robertson has been a technology investor and advisor to several technology companies. Mr. Robertson was also the founder of Robertson, Colman, Siebel & Weisel, later renamed Montgomery Securities, another technology investment bank. Mr. Robertson is a director of Salesforce.com and Dolby Laboratories, Inc. Mr. Robertson received his B.A. and M.B.A. degrees with distinction from the University of Michigan.

Patrick J. Scannon, M.D., Ph.D. has served as a director since 2007. Dr. Scannon is one of the founders of XOMA, Ltd. Dr. Scannon has been Executive Vice President, Chief Biotechnology Officer of XOMA Ltd. since 2006. From 1993 to 2006, Dr. Scannon served as Chief Scientific and Medical Officer of XOMA, Ltd. Dr. Scannon received his Ph.D. in organic chemistry from the University of California, Berkeley and his M.D. from the Medical College of Georgia.

Board Meetings and Committees

The Board of Directors of the Company held a total of four meetings during the fiscal year 2008. No director serving throughout fiscal year 2008 attended fewer than 75% of the aggregate of all meetings of the Board of Directors and the committees of the Board upon which such director served, other than Dr. Scannon who attended 70% of such meetings. Mr. O’Donnell, Mr. Robertson, Mr. Barbier and Dr. Friedmann attended all meetings of the Board of Directors. The Board of Directors has a standing Audit Committee that oversees the accounting and financial reporting processes of the Company and audits of the financial statements of the Company, and a standing Compensation Committee. The Board of Directors does not have a standing Nominating Committee.

The Audit Committee consists of directors Dr. Gussin, Dr. Scannon and Mr. Robertson, each of whom the Board of Directors of the Company has determined is independent as defined under the NASDAQ Stock Market LLC listing standards as well as the SEC rules. The Board of Directors has also determined that Mr. Robertson is an “audit committee financial expert” as defined in the SEC rules. The Audit Committee operates under a written charter adopted by the Board of Directors. The Company maintains a copy of the Audit Committee charter on its website: www.paintrials.com. The Audit Committee reviews the Company’s internal accounting procedures, consults with and reviews the services provided by the Company’s independent registered public accounting firm and makes recommendations to the Board of Directors regarding the selection of the independent registered public accounting firm. The Audit Committee held six meetings during fiscal 2008.

The Compensation Committee consists of directors Dr. Gussin and Mr. Robertson. The Compensation Committee reviews and recommends to the Board of Directors the salaries, incentive compensation and benefits of the Company’s officers and administers the Company’s stock plans and employee benefit plans. Refer to the Compensation Discussion and Analysis for more information about the Company’s Compensation Committee and its processes and procedures. The Compensation Committee operates under a written charter adopted by the Board of Directors. The Company maintains a copy of the Compensation Committee charter on its website: www.paintrials.com. The Compensation Committee held two meetings during fiscal 2008.

The Board of Directors evaluates all proposed director nominees and incumbent directors before nomination, including the slate of director nominees proposed by the Board of Directors to our stockholders for election and any director nominees to be elected or appointed by the Board of Directors to fill interim director vacancies on the Board of Directors. The Board of Directors determined that a Nominating Committee was not necessary, and that it was in the best interest of the Company to continue to directly oversee the activities and responsibilities that might be delegated by the Board of Directors to a Nominating Committee. All of the Company’s members of the Board of Directors may participate in the consideration of director candidates. The approval of at least a majority of the independent directors on the Board of Directors is required to nominate a director candidate for a position on the Company’s Board of Directors.

The Board of Directors selects as candidates to the Board of Directors for appointment or nomination individuals of high personal and professional integrity and ability who can contribute to the Board of Directors’ effectiveness in serving the interests of the Company’s stockholders. In addition, director nominees are expected to have appropriate management or scientific experience that would be relevant to our current and expected future direction, a track record of accomplishment and a commitment to ethical business practices. The Board of Directors utilizes its own resources to identify qualified candidates to join the Board of Directors and may, in the future, use an executive recruiting firm to assist in the identification and evaluation of such qualified candidates. For these services, an executive recruiting firm would be paid a fee.

The Board of Directors has not established a procedure for considering nominees for director nominated by the Company’s stockholders. The Board of Directors believes that our Board of Directors can identify appropriate candidates to our Board of Directors. Stockholders may nominate candidates for director in accordance with the advance notice and other procedures contained in our bylaws.

We do not have formal policies regarding attendance by members of the Board of Directors at our annual meetings of stockholders, but directors are encouraged to attend annual meetings of the Company’s stockholders. Two directors attended the 2008 annual meeting of stockholders. In addition, we do not have a written policy regarding stockholder communication with the Board of Directors. However, stockholders may communicate with the Board of Directors by sending an e-mail to the Company’s Senior Manager of Investor Relations at cwaarich@paintrials.com or by writing to us at Pain Therapeutics, Inc., Attention: Investor Relations, 2211 Bridgepointe Parkway, Suite 500, San Mateo, CA 94404. Stockholders who would like their submissions directed to an individual member of the Board of Directors may so specify, and the communication will be forwarded, as appropriate.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee or executive officer of the Company has served as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company’s Board of Directors or Compensation Committee. No Compensation Committee member has been an officer or employee of the Company while a member of the Compensation Committee.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth as of February 15, 2009, certain information with respect to the beneficial ownership of the Company’s Common Stock by:

•	any person (including any group as that term is used in Section 13(d)(3) of the Exchange Act), known by the Company to be the beneficial owner of more than 5% of the Company’s voting securities;

•	each director and each nominee for director to the Company;

•	each of the executive officers named in the Summary Compensation Table appearing herein; and

•	all executive officers, directors and nominees for director of the Company as a group.

The number and percentage of shares beneficially owned are based on the aggregate of 47,224,426 shares of Common Stock outstanding as of February 15, 2009, adjusted as required by the rules promulgated by the SEC. The Company does not know of any arrangements, including any pledge by any person of securities of the Company, the operation of which may at a subsequent date result in a change of control of the Company.

Name and Address of Beneficial Owners (1)	Number of Shares	Percent of Common Stock Outstanding
5% Holders
Eastbourne Capital (2)	11,075,874	23.5%
1101 Fifth Avenue, Suite 370
San Rafael, CA 94901
Barclays Global Investors, LTD (3)	2,162,241	4.6%
1 Royal Mint Court
London EC3N 4HH
Directors and Officers
Remi Barbier (4)	8,740,758	18.5%
Nadav Friedmann, Ph.D., M.D. (5)	1,793,758	3.8%
Grant L. Schoenhard, Ph.D. (6)	596,887	1.3%
Peter S. Roddy (7)	533,073	1.1%
Sanford R. Robertson (8)	443,393	*
Michael J. O’Donnell, Esq. (9)	227,214	*
Wilson Sonsini Goodrich & Rosati
650 Page Mill Road
Palo Alto, CA 94304
Robert Z. Gussin, Ph.D. (10)	174,374	*
Patrick J. Scannon, M.D., Ph.D. (11)	13,437	*
All directors, executive officers and nominees for director as a group (8 persons) (12)	12,522,894	26.5%

*	Represents beneficial ownership of less than one percent (1%) of the outstanding shares of the Company’s Common Stock.
(1)	This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13G filed with the SEC. Unless otherwise indicated in the footnotes to this table, and subject to community property laws where applicable, each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Unless otherwise indicated, the address for directors, executive officers and nominees for director is the Company’s address.
(2)	Based on a Schedule 13G as filed with the SEC and dated February 13, 2009.
(3)	Based on a Schedule 13G as filed with the SEC and dated February 5, 2009.
(4)

Mr. Barbier is also a 5% Holder. Shares held include 43,911 shares held by members of Mr. Barbier’s immediate family, 1,868,166 shares issuable pursuant to options exercisable by Mr. Barbier within 60 days of February 15, 2009 and 134,606 shares issuable pursuant to options exercisable within 60 days of February 15, 2009 by Mr. Barbier’s spouse, who is an employee of the Company.
(5)	Includes 500 shares held in trust by Dr. Friedmann for a member of Dr. Friedmann’s family and 1,479,374 shares issuable pursuant to options exercisable by Dr. Friedmann within 60 days of February 15, 2009.
(6)	Includes 548,700 shares issuable pursuant to options exercisable within 60 days of February 15, 2009.
(7)	Includes 481,664 shares issuable pursuant to options exercisable within 60 days of February 15, 2009.
(8)	Includes 274,374 shares issuable pursuant to options exercisable within 60 days of February 15, 2009.
(9)	Includes 45,000 shares held by WS Investment Company 98B, 12,162 shares held by WS Investment Company 99B, 1,777 shares held by WS Investment Company 2000A, 5,775 shares held by Michael J. O’Donnell, and 162,500 shares issuable to Mr. O’Donnell pursuant to options exercisable within 60 days of February 15, 2009. Mr. O’Donnell, a director of the Company, is a general partner of WS Investment Company. Mr. O’Donnell disclaims beneficial ownership of the shares held by WS Investment Company, except to the extent of his partnership interest in such shares. Mr. O’Donnell is also a partner in Wilson Sonsini Goodrich & Rosati, Professional Corporation, the Company’s corporate counsel.
(10)	Includes 174,374 shares issuable pursuant to options exercisable within 60 days of February 15, 2009.
(11)	Includes 13,437 shares issuable pursuant to options exercisable within 60 days of February 15, 2009.
(12)	Includes 5,137,195 shares issuable pursuant to options exercisable within 60 days of February 15, 2009.

EXECUTIVE COMPENSATION AND OTHER MATTERS

Compensation Discussion and Analysis

Our compensation programs are designed to provide long-term and currently-paid compensation and cash and non-cash compensation for our executive officers in order to align the compensation of our executive officers with our performance on a short term and long term basis. Our compensation programs reflect the following objectives:

•	to attract and retain high-performing executive talent;

•	to encourage corporate behavior that is consistent with our values and goals;

•	to create financial incentives for superior performance;

•

to balance the achievement of corporate and individual goals, whereby individual executives are rewarded for the performance of the business functions for which they are responsible in addition to our overall performance;

•	to ensure that our executive compensation programs are competitive with those of regional companies in our industry, so that we can continue to attract, retain and motivate executive talent; and

•	to encourage the development of a diverse executive talent pool and continuity of leadership.

These objectives include qualitative factors that strengthen our ability to meet long-term growth, such as demonstrated leadership ability, management development, ensuring compliance with laws, regulations and our policies, and anticipating and responding to changing conditions.

We do not have a set policy for allocating long-term and currently-paid compensation. Each year, our Compensation Committee determines the amount and allocation of long-term and currently-paid compensation and cash and non-cash compensation for executive officers. We believe there is no single source of data that provides the information sought by the Compensation Committee to arrive at these determinations. We rely on data from a number of sources, including a review of industry surveys both purchased from independent third parties and internally generated; the experience and knowledge of members of the Compensation Committee, Board of Directors and senior management; and additional factors such as recent market trends and general business conditions. The surveys we use include compensation information regarding publicly-held companies in our industry that are similar in size, breadth, stage of development or complexity to us.

While none of these sources of data are prescriptive per se, each source helps the Compensation Committee evaluate the appropriateness of total compensation for each executive at a particular point in the Company’s life cycle. For example, a certain position may be highly strategic for a period of time and we believe it may therefore be desirable to pay that position closer to the level of a chief executive officer during that period of time.

To assist the Compensation Committee with its responsibilities, we provide briefing materials prepared or summarized by management. Our Chief Executive Officer participates in the collection and dissemination of survey information and interacts with the Compensation Committee in reviewing some of the elements of yearly performance and compensation of the executive management team. The Compensation Committee believes that an appropriate level of input from our Chief Executive Officer provides a necessary and valuable perspective in helping the Compensation Committee formulate its own independent views on compensation. The Compensation Committee makes all final determinations as to compensation levels for executive officers.

Elements of Executive Compensation

We focus our executive compensation program on three related but distinct elements:

•	base salary,

•	cash bonuses and

•	stock related compensation.

We believe that compensation from one component should not offset or reduce compensation from another component.

Base Salary. We offer a base salary to attract and retain qualified executive officers. Base salaries are based on broad salary ranges that take into consideration a number of factors, including:

•	an executive’s job responsibilities,

•	individual performance,

•	our corporate performance,

•	competitive market data and

•	our total compensation expense.

Changes to base salary vary according to individual contributions to our success and comparisons to similar positions here and at other comparable companies.

In 2008, after reviewing each executive’s job responsibilities, individual performance, our corporate performance, competitive market data and our total compensation expense, the salaries of Mr. Barbier, Dr. Friedmann, Mr. Roddy and Dr. Schoenhard were increased by 5.5%, 5.9%, 5.3% and 4.7%, respectively. We have not changed base salaries for our executive officers in 2009.

Bonuses. Each executive officer is eligible for an annual cash bonus. We provide such bonuses to motivate executive officers to achieve milestones in such individual’s area of responsibility and with our financial performance generally. We do not have a policy of prospectively establishing annual target bonuses. Each individual is evaluated to determine a bonus for the prior year based on performance criteria, including, among other criteria, progress towards or achievement of clinical, operational and financial goals as applicable within an executive’s area of responsibility. We also consider bonus information from the review of surveys of publicly-held companies in our industry and of a similar size, breadth, stage of development or complexity to us in determining a bonus for the year. In 2008, after evaluating each individual based on performance criteria, including, among other criteria, progress towards or achievement of clinical, operational and financial goals as applicable within an executive’s area of responsibility and survey information, Mr. Barbier, Dr. Friedmann, Mr. Roddy and Dr. Schoenhard received bonus payments of $425,000, $320,000, $135,000 and $105,000, respectively. We have not paid bonuses to our executive officers in 2009.

Stock Related Compensation. Stock related compensation includes both stock option grants as well as other types of awards and award programs under our 2008 Equity Incentive Plan, such as the Long Term Incentive Plan adopted in 2008 described further below.

Options.

Each executive officer is eligible for stock option grants. Such grants are intended to link executive rewards with shareholder value over time. Only our Board of Directors, acting in its sole discretion, or the Compensation Committee grants options to our executive officers. We view stock options as one of the more important components of our long-term, performance-based compensation philosophy. We provide options through initial grants at or near the date of hire and through subsequent periodic grants. Options for executive officers are granted, vest and become exercisable at such time as determined by our Board of Directors. Generally, stock option grants are exercisable over a four year period and have an exercise price equal to the fair market value of our stock at the time of grant. Initial grants are based on ranges that take into consideration an executive’s job responsibilities and competitive market data. For subsequent periodic grants, the Compensation Committee evaluates performance based on each individual’s contribution to the long-term success and growth of the Company, the Company’s performance based on the factors discussed above and the motivational value of additional incremental stock option grants. No stock options are granted in the absence of satisfactory performance. Stock option grants generally terminate shortly after an executive officer terminates employment. We grant periodic additional stock options:

•	to reflect the individuals’ ongoing contributions;

•	to create an incentive to remain with us; and

•	to provide a long-term incentive to achieve or exceed our financial goals.

In granting stock options in the current year, we may consider the cumulative benefit of stock options granted in prior years. We do not have a program, plan or practice to time stock option grants to our executives in coordination with the release of material nonpublic information. We have not re-priced any of our options and do not intend to re-price or otherwise adjust options in the event that fair market value of our common stock declines below an option grant price. In 2008, after review of each individual’s ongoing contributions to the Company, Mr. Barbier, Dr. Friedmann, Mr. Roddy and Dr. Schoenhard received options to purchase 325,000, 300,000, 125,000 and 75,000 shares of our common stock. We have not granted any options to our executive officers in 2009.

Other equity awards.

In July 2008, the Compensation Committee established specific goals for the senior executives under a Long-Term Incentive Plan, or LTIP, within the terms of our 2008 Equity Incentive Plan. The purpose of the LTIP is to advance our interests by providing performance based equity compensation to:

•	encourage senior executives to more closely identify with stockholders’ interests;

•	achieve operating and financial results consistent with our long range business plan; and

•	provide a vehicle to attract and retain key executives who are responsible for growing the business.

The performance goals established under the LTIP either related to product approval or obtaining levels of operating cash, and are specified as follows:

Product approval related:

•	acceptance by the FDA of the New Drug Application for Remoxy, or Goal 1; and

•	approval by the FDA of the New Drug Application for Remoxy, or Goal 2

Operating cash flow related:

•	reaching cash on our balance sheet of $250.0 million, or Goal 3; and

•	reaching cash on our balance sheet of $500.0 million, or Goal 4

The calculation of cash on our balance sheet for determination of the achievement of operating cash flow related goals is conducted by analyzing cash and cash equivalents in accordance with U.S. generally accepted accounting principles. Such calculations are also adjusted under certain circumstances for transactions that affect cash balances, such as stock repurchase plans and dividends.

In order to obtain an award under the LTIP for any given performance goal:

•	such goal must be met prior to mid-June 2012;

•	the plan participant must be an employee in good standing at the time of the award;

•	the award must be approved by our President and Chief Executive Officer; and

•	the Compensation Committee must endorse whether such performance goal has been reached.

The numbers of shares of our common stock available to the following executive officers for achieving performance goals under the LTIP are:

	Goal 1		Goal 2		Goal 3		Goal 4
Remi Barbier	150,000	(1)	200,000	(1)	250,000	(2)	325,000	(4)
Nadav Friedmann, Ph.D., M.D.	125,000	(1)	175,000	(1)	225,000	(3)	300,000	(5)
Peter S. Roddy	40,000	(1)	—		75,000	(1)	—
Grant L. Schoenhard, Ph.D.	75,000	(1)	75,000	(1)	—		—

(1)	Restricted stock units.
(2)	50,000 restricted stock units and 200,000 performance shares.
(3)	100,000 restricted stock units and 125,000 performance shares.
(4)	200,000 performance shares and 125,000 shares of restricted stock.
(5)	275,000 performance shares and 25,000 shares of restricted stock.

Any personal tax obligations resulting from the LTIP are the responsibility of the award recipient. We may elect to issue shares to the award recipient net of applicable taxes, which would reduce the number of shares issued without reducing the amount of taxable compensation to the award recipient. If we elect to issue shares net of taxes, the shares not issued for a goal would return to the pool of available shares in the 2008 Equity Incentive Plan.

In 2008, we achieved Goal 1 and, subsequent to certification by the Compensation Committee, issued net of tax 96,375 shares to Mr. Barbier, 80,312 shares to Dr. Friedmann, 25,700 shares to Mr. Roddy and 48,187 shares to Dr. Schoenhard. Compensation related to achieving Goal 1 was $1,284,000 to Mr. Barbier, $1,070,000 to Dr. Friedmann, $342,400 to Mr. Roddy and $642,000 to Dr. Schoenhard. Because we issued shares net of taxes, a total of 139,425 shares were returned to the pool of available shares in the 2008 Equity Incentive Plan.

Other Compensation

Executive officers are eligible for other benefits in each case on generally the same basis as other employees, subject to applicable law.

Employee Medical and Welfare Benefit Plans: Our employee medical and welfare benefit plans include:

•	medical;

•	dental;

•	group life;

•	disability; and

•	accidental death and dismemberment insurance.

We add to taxable income of each Named Executive an amount representing the premium for term life insurance.

2000 Employee Stock Purchase Plan: Our Named Executives are eligible to participate in our 2000 Employee Stock Purchase Plan, or ESPP. During 2008, Dr. Friedmann purchased 3,267 shares and Mr. Roddy purchased 3,268 shares pursuant to the ESPP. We may terminate the ESPP at any time.

401(k) Plan: We maintain a 401(k) Plan that is a defined contribution plan intended to qualify under Section 401(a) of the Code. We have not matched any pre-tax contributions to the 401(k) Plan.

Paid Time Off: Our executive officers do not accrue vacation benefits available to our other employees, but do receive other paid time off benefits on the same basis as other employees.

We do not offer any of our employees a pension plan, retirement plan or other forms of compensation or perquisites paid out upon retirement.

Post-Employment Obligations

We have an employment agreement with Mr. Barbier and employment offer letters with Dr. Schoenhard and Mr. Roddy that provide for payments related to termination without cause. The primary basis for selecting termination without cause for triggering payment was that such terms are deemed necessary in attracting and retaining high-performing executive talent. We amended these employment arrangements in 2008 to comply with US tax laws, including regulations promulgated under Section 409A of the Internal Revenue Code of 1986, as amended by updating certain terms and conditions related to the timing of any payments for termination without cause.

For additional information on the specific terms and conditions of these employment arrangements, see the discussion in the section entitled “Employment and Severance Arrangements” of this proxy statement.

Accounting and Tax Considerations

We account for certain stock-based awards to our employees under the rules of SFAS No. 123R, Share-Based Payment, which requires us to record non-cash compensation expense related to such awards. Generally, the expense related to an option grant or award under the LTIP is established at the time of awards for purposes of financial reporting and recognized as appropriate over the period of time covered by the option grant or award. Our financial statements include more information regarding this accounting.

The tax deductions related to option grants or awards under the LTIP are generally determined in the future, usually at the time of exercise or sale of the underlying stock from a stock option or at the time of vesting of an award under the LTIP. These tax deductions may be more or less than the amount of the underlying expense recorded for financial reporting purposes. For example, the non-cash expense for financial reporting related to establishing Goal 1 of the LTIP was $3,311,000 and the tax deduction established at the time of issuing the underlying stock was $3,338,000. We cannot predict the amount of tax deductions we earn in the future, if any, because the deductions are based on the fair market value of our common stock on the date when the tax deduction is earned.

Under current U.S. tax law, publicly-held companies may be precluded from deducting certain compensation paid to an executive officer in excess of $1.0 million in a year. The regulations exclude from this limit performance-based compensation and stock options provided certain requirements, such as stockholder approval, are satisfied. We plan to take actions, as necessary, to ensure that our stock option plans and executive annual cash bonus plans qualify for exclusion. None of our compensation in 2008 was precluded from deductions. In addition, distributions under severance arrangements with an executive officer can only be made after six months after separation from service. We have endeavored and will continue to endeavor to structure our compensation arrangements to comply with current U.S. tax laws.

Stock Ownership Guidelines

We do not have any stock ownership guidelines, ownership goals or holding requirements. We do have an insider trading policy that establishes certain restrictions on trading windows.

Our Named Executives separately established pre-arranged personal stock trading plans with brokerage firms in accordance with Rule 10b5-1 of the Securities Exchange Act of 1934, as amended, and our insider trading policy. This type of plan enables an executive to sell shares through a broker without direct involvement in the sales such that the sales are not limited by the executive’s access to material non-public information. Consistent with Rule 10b5-1, our insider trading policy permits executives to implement Rule 10b5-1 stock trading plans provided that, among other things, they are not in possession of any material nonpublic information at the time that they adopt such plans. All of the existing 10b5-1 stock trading plans are cancelable immediately.

As we succeed in achieving approval for and commercializing our drug candidates, we expect that we will adapt the elements of our compensation program as appropriate and may include or substitute other elements in our compensation program. Changes in the elements of our compensation program may also reflect changes in the importance of tax or accounting treatments of a particular element of our compensation program.

Executive Compensation

The following table sets forth all compensation paid or accrued during fiscal year 2008, to our President and Chief Executive Officer and each of our other executive officers.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) (1)(2)	Option Grants ($) (2)	All Other Compen- sation ($) (3)	Total ($)
Remi Barbier	2008	566,250	425,000	1,284,000	1,128,223	2,143	3,405,616
President, Chief Executive Officer and Chairman of the Board	2007	539,583	400,000	—	1,069,641	2,339	2,011,563
	2006	502,470	400,000	—	218,657	4,056	1,125,183

Nadav Friedmann, Ph.D., M.D.	2008	438,542	320,000	1,070,000	1,087,350	13,188	2,929,080
Chief Medical and Operating Officer and Director	2007	414,583	300,000	—	908,788	15,038	1,638,409
	2006	386,185	300,000	—	198,991	7,260	892,436

Peter S. Roddy	2008	293,125	135,000	342,400	449,530	1,230	1,221,285
Vice President and Chief Financial Officer	2007	280,833	125,000	—	442,038	1,175	849,046
	2006	267,701	125,000	—	89,710	1,116	483,527

Grant L. Schoenhard, Ph.D.	2008	328,125	105,000	642,000	265,562	5,236	1,345,923
Chief Scientific Officer	2007	313,750	100,000	—	279,174	5,818	698,742
	2006	298,160	100,000	—	53,207	5,515	456,882

(1)	Stock Awards represent awards of restricted stock units under our LTIP, as described herein, entitled “Compensation Discussion and Analysis,” that vested in connection with the filing of a New Drug Application with the FDA for Remoxy. Assumptions made in the valuation of these awards are described in Note 6 to the Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2008, incorporated herein by reference.
(2)	Assumptions made in the valuation of Stock Awards and Option Grants are described in Note 6 to the Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2008, incorporated herein by reference.
(3)	All other compensation includes life insurance premiums paid by us on behalf of the executive officers.

Grants of Plan-Based Awards

The following table sets forth information regarding grants of plan based awards under our 2008 Equity Incentive Plan for each of the executive officers named in the Summary Compensation Table at December 31, 2008

Name	Grant Date	Estimated Future Payouts Under Equity Incentive Plan Awards Target		All Other Stock Awards: Number of Stock or Units		All Other Option Awards: Number of Securities Underlying Options		Exercise or Base Price of Option Award	Grant Date Fair Value / Incremental Fair Value
Remi Barbier	6/13/2008					325,000	(8)	$7.51	$3.48
	7/25/2008			150,000	(1)(4)			$—	$8.49
	7/25/2008	200,000	(1)(5)					$—	$8.49
	7/25/2008	200,000	(2)(6)					$—	$8.49
	7/25/2008	50,000	(1)(6)					$—	$8.49
	7/25/2008	200,000	(2)(7)					$—	$8.49
	7/25/2008	125,000	(3)(7)					$—	$8.49

Nadav Friedmann, Ph.D., M.D.	6/13/2008					300,000	(8)	$7.51	$3.48
	7/25/2008			125,000	(1)(4)			$—	$8.49
	7/25/2008	175,000	(1)(5)					$—	$8.49
	7/25/2008	125,000	(2)(6)					$—	$8.49
	7/25/2008	100,000	(1)(6)					$—	$8.49
	7/25/2008	275,000	(2)(7)					$—	$8.49
	7/25/2008	25,000	(3)(7)					$—	$8.49

Peter S. Roddy	6/13/2008					125,000	(8)	$7.51	$3.48
	7/25/2008			40,000	(1)(4)			$—	$8.49
	7/25/2008	75,000	(1)(6)					$—	$8.49

Grant Schoenhard, Ph.D.	6/13/2008					75,000	(8)	$7.51	$3.48
	7/25/2008			75,000	(1)(4)			$—	$8.49
	7/25/2008	75,000	(1)(5)					$—	$8.49

(1)	Restricted stock units awarded under our LTIP, as described in the section herein entitled “Compensation Discussion and Analysis.”
(2)	Performance shares awarded under our LTIP, as described in the section herein entitled “Compensation Discussion and Analysis.”
(3)	Shares of restricted stock awarded under our LTIP, as described in the section herein entitled “Compensation Discussion and Analysis.”
(4)	Performance award earned in 2008 on acceptance by the FDA of the New Drug Application for Remoxy.
(5)	Performance award that vests upon approval by the FDA of the New Drug Application for Remoxy.
(6)	Performance award that vests subject to reaching cash on our balance sheet of $250 million.
(7)	Performance award that vests subject to reaching cash on our balance sheet of $500 million.
(8)	Granted with an exercise price equal to the fair market value on the date of grant. One forty-eighth of the shares subject to such option vest and becomes exercisable one month after the vesting commencement date, and an additional one forty-eighth of the shares subject to such option vest each month thereafter.

Outstanding Equity Awards at December 31, 2008

The following table sets forth information regarding the outstanding equity awards held by each of the executive officers named in the Summary Compensation Table at December 31, 2008.

	Option Awards (1)				Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Equity Incentive Plan Awards: Number of Unearned Shares That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares That Have Not Vested ($)
Remi Barbier	1,500	—	8.00	3/16/11
	700,000	—	6.90	7/14/12
	200,000	—	7.16	7/14/13
	250,000	—	7.78	7/14/14
	268,750	31,250	5.25	5/31/15
	187,500	112,500	8.35	6/19/16
	121,875	203,125	8.25	6/8/17
	40,625	284,375	7.51	6/13/18
					200,000	(2)(5)	1,698,000
					200,000	(3)(6)	1,698,000
					50,000	(2)(6)	424,500
					200,000	(3)(7)	169,800
					125,000	(4)(7)	1,061,250
Nadav Friedmann, Ph.D., M.D.	550,000	—	6.71	10/23/11
	50,000	—	9.11	7/14/12
	125,000	—	7.16	7/14/13
	150,000	—	7.78	7/14/14
	173,958	26,042	5.25	5/31/15
	171,875	103,125	8.35	6/9/16
	112,500	187,500	8.25	6/8/17
	15,000	45,000	10.53	12/7/17
	37,500	262,500	7.51	6/13/18
					175,000	(2)(5)	1,485,750
					125,000	(3)(6)	1,061,250
					100,000	(2)(6)	849,000
					275,000	(3)(7)	2,334,750
					25,000	(4)(7)	212,250
Peter S. Roddy	40,000	—	3.19	12/13/12
	50,000	—	7.16	7/14/13
	100,000	—	7.78	7/14/14
	111,979	13,021	5.25	5/31/15
	78,125	46,875	8.35	6/9/16
	46,875	78,125	8.25	6/8/17
	15,625	109,375	7.51	6/13/18
					75,000	(2)(5)	636,750
Grant Schoenhard, Ph.D.	50,000	—	18.63	9/15/10
	51,500	—	8.00	3/16/11
	25,000	—	7.30	7/14/11
	50,000	—	9.11	7/14/12
	123,500	—	7.16	7/14/13
	75,000	—	7.78	7/14/14
	67,187	7,813	5.25	5/31/15
	46,875	28,125	8.35	6/9/16
	28,125	46,875	8.25	6/8/17
	9,375	65,625	7.51	6/13/18
					75,000	(2)(6)	636,750

(1)	All options were granted with an exercise price equal to the fair market value on the date of grant. One forty-eighth of the shares subject to each option vests and becomes exercisable one month after the vesting commencement date, and an additional one forty-eighth of the shares subject to each option vests each month thereafter.
(2)	Restricted stock units awarded under our LTIP, as described in the section herein entitled “Compensation Discussion and Analysis.”
(3)	Performance shares awarded under our LTIP, as described in the section herein entitled “Compensation Discussion and Analysis.”
(4)	Shares of restricted stock awarded under our LTIP, as described in the section herein entitled “Compensation Discussion and Analysis.”
(5)	Performance award that vests upon approval by the FDA of the New Drug Application for Remoxy.
(6)	Performance award that vests subject to reaching cash on our balance sheet of $250 million.
(7)	Performance award that vests subject to reaching cash on our balance sheet of $500 million.

All options granted to these executive officers were granted under either our 2008 Equity Plan or 1998 Stock Plan, as amended. All performance awards granted to these executive officers were granted under our 2008 Equity Plan.

Options Exercised and Stock Vested

The following table shows the amounts received upon exercise of options or similar instruments or the vesting of stock or similar instruments for the year ended December 31, 2008.

	Option Awards		Stock Awards (1)
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)
Remi Barbier	—	—	150,000	1,284,000
Nadav Friedmann, Ph.D., M.D.	50,000	159,000	125,000	1,070,000
Peter S. Roddy	—	—	40,000	342,400
Grant Schoenhard, Ph.D.	—	—	75,000	642,000

(1)	Performance awards consisting of restricted stock units that were earned in 2008 on acceptance by the FDA of the New Drug Application for Remoxy.

Employment and Severance Arrangements

We have an employment agreement with Remi Barbier and employment offer letters with Grant Schoenhard, Ph.D. and Peter Roddy, each of which include payments related to termination of employment without cause. Each of these arrangements was amended in 2008 to comply with U.S. tax laws, including regulations promulgated under Section 409A of the Internal Revenue Code or 1986, as amended, by updating certain terms and conditions related to the timing of any payments for termination without cause. Each of the below description of terms is subject to such limitations.

Employment Agreement with Remi Barbier

The employment agreement with Mr. Barbier automatically renews for consecutive one-year terms each July unless the Company or Mr. Barbier terminates the agreement 90 days prior to the end of the then current term or otherwise at any time on sixty days’ notice. The agreement entitles Mr. Barbier to serve on the Board of Directors for as long as he is our President and Chief Executive Officer. Thereafter, he will remain a member of the Board of Directors only if we terminate his employment without cause. The agreement also provides that if we terminate Mr. Barbier for reasons other than cause we must pay him his base salary for 12 months, provide him continued participation in our medical and disability plans for 12 months and continuation of insurance policies covering Mr. Barbier as of the date of termination.

Mr. Barbier’s employment agreement defines “cause” as a termination for any of the following, unless cured within five business days of Mr. Barbier receiving notice of such event:

•	any intentional action or failure to act that was performed in bad faith and to the detriment of the Company;

•	any intentional action or failure to act in accordance with any lawful and proper direction or order of the Board of Directors;

•	any willful and habitual neglect of the duties of employment assigned by the Board of Directors; and

•	any felony conviction.

Under Mr. Barbier’s employment agreement, a termination for reasons “other than cause” also includes a resignation by Mr. Barbier for any of the following:

•	the assignment to or reduction of Mr. Barbier’s duties that results in a significant diminution in Mr. Barbier’s position or responsibilities;

•	the substantial reduction, without good business reasons, of the facilities or perquisites (including office space and location) available to Mr. Barbier;

•	a reduction of Mr. Barbier’s base compensation, other than a bonus reduction resulting from application of a bonus plan or formula consistent with prior practice;

•	a material reduction in the kind or level of employee benefits available to Mr. Barbier that would result in his overall benefits package being significantly reduced;

•	the relocation of Mr. Barbier to a facility more than 25 miles from the then current location;

•	any termination of Mr. Barbier which is not effected for “cause,” for valid grounds or due to Mr. Barbier’s death or disability; or

•	any purported termination of Mr. Barbier’s employment without meeting the term-end 90 day prior notice requirements described above.

The cost of our post-employment obligations to Mr. Barbier cannot be determined until a termination has actually occurred. However, assuming Mr. Barbier’s employment was terminated for reasons other than cause on December 31, 2008, we would have had to pay Mr. Barbier approximately $567,000, $15,000 and $6,000 for base salary, medical and disability plan-related expenses and insurance policy expenses, respectively, pursuant to the employment agreement.

Offer Letters with Grant Schoenhard, Ph.D. and Peter Roddy

Under the terms of employment offer letters provided separately to Dr. Schoenhard and Mr. Roddy, we may terminate employment at any time for any reason or no reason. However, if we terminate employment without cause, a term not specifically defined in such offer letters, we must pay severance equal to the executive’s base salary until the sooner of the date that they secure employment, or the date that is three months after the date of their termination.

The cost of our post-employment obligations under these offer letters cannot be determined until a termination has actually occurred. However, assuming Dr. Schoenhard’s or Mr. Roddy’s employment was terminated without cause on December 31, 2008, and assuming further that, in either case, such individual did not secure employment within three months of such termination, we would have had to pay Dr. Schoenhard approximately $83,000 and Mr. Roddy approximately $74,000 pursuant to such arrangements.

Director Compensation

We reimburse our officers and directors for expenses incurred in attending any Board of Directors or committee meeting.

Our non-employee directors are eligible to participate in our 1998 Stock Plan, as amended and our 2008 Equity Incentive Plan. Currently each non-employee director who serves as a director on the date of each Annual Stockholders Meeting receives an option to purchase 25,000 shares of our Common Stock. An automatic grant of 25,000 shares of Common Stock will be made to a director who first becomes a non-employee director (except those directors who become non-employee directors by ceasing to be employee directors) on the date he or she first attends a meeting of the Board of Directors or one of its committees, provided he or she serves on our Board of Directors as of such date. All options automatically granted to non-employee directors will:

•	vest as to 25% of the shares subject to the option on each anniversary of the date of grant, subject to his or her continuing to serve as a member of the Board of Directors on such date;

•	be exercisable only while he or she remains a member of the Board of Directors;

•	have a term of 10 years; and

•	have an exercise price equal to 100% of the fair market value per share of Common Stock on the date of grant.

In September 2008, the Board of Directors granted an option to purchase 15,000 shares of Common Stock at $8.56 per share (100% of the fair market value of the Common Stock on the date of grant) to each non-employee director then serving on a Committee of the Board of Directors. These options have a four year vesting period and vest as to 1/48th of the shares subject to such options each month from the date of grant, subject to each individual continuing to serve as a member of the Board of Directors on such date. These option grants have a term of 10 years.

Employee directors who meet the eligibility requirements may participate in our 2000 Employee Stock Purchase Plan.

We maintain directors and officers indemnification insurance coverage. This insurance covers directors and officers individually. These policies currently run from July 13, 2008 through July 13, 2009 at a total annual cost of $233,000. The primary carrier is U.S. Specialty Insurance Company.

The following table sets forth all non-employee director compensation for the year ended December 31, 2008.

	DIRECTOR COMPENSATION
Name	Option Awards ($)	Total ($)
Robert C. Gussin, Ph.D.	145,886	145,886
Michael J. O’Donnell, Esq.	91,797	91,797
Sanford R. Robertson	145,886	145,886
Patrick J. Scannon, M.D., Ph.D.	92,294	92,294

(1)	Assumptions made in the valuation of Option Grants are described in Note 6 to the Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2008, incorporated herein by reference.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

The purpose of the Compensation Committee of the Board of Directors is, in part, to review and approve the compensation and benefits to be provided to the officers and directors of the Company and to administer the Company’s various stock plans and the issuance of stock options and other stock-related awards not pursuant to a plan. The Compensation Committee shall also make recommendations to the Board of Directors regarding adoption or modification of all stock plans.

One of the Committee’s goals is to ensure that the Company’s executive compensation programs are competitive with those of regional companies in our industry. In addition, the Committee strives to enable the Company to attract and retain key people and motivate them to achieve or exceed certain key objectives of the Company by making individual compensation directly dependent on the achievement of certain corporate and individual goals, and by providing rewards for meeting or exceeding those goals.

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based on the review and discussion, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s proxy statement.

Respectfully Submitted By:

MEMBERS OF THE COMPENSATION COMMITTEE

Robert Z. Gussin, Ph.D.
Sanford R. Robertson

Dated: March 6, 2009

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee operates under a written charter adopted by the Board of Directors. The purpose of the Audit Committee includes the following:

•	Oversee the accounting and financial reporting processes of the Company and audits of the financial statements of the Company;

•	Assist the Board of Directors of the Company in oversight and monitoring:

•	the integrity of the Company’s financial statements;

•	the Company’s financial reporting process;

•	the Company’s compliance with legal and regulatory requirements under applicable securities law;

•	the independent registered public accounting firms’ qualifications, independence and performance; and

•	the Company’s systems of internal accounting and financial controls;

•	Prepare a report in the Company’s annual proxy statement in accordance with the rules of the SEC;

•	Provide the Board of Directors with the results of its monitoring and recommendations derived therefrom; and

•

Provide to the Board of Directors such additional information and materials as it may deem necessary to make the Board aware of significant financial matters that come to its attention and that require the attention of the Board of Directors.

Management has the primary responsibility for the financial statements and the reporting process including the system of internal controls.

In fulfilling its responsibilities, the Audit Committee has:

•	Reviewed and discussed the audited financial statements, including balance sheets, related statements of operations, stockholders’ equity and cash flows, with management;

•

Discussed with Ernst & Young LLP matters required to be discussed by the statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, as adopted by the Public Accounting Oversight Board in Rule 3200T;

•

Received from the independent auditor, Ernst & Young LLP, the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence; and

•	Discussed with the independent accountant, Ernst & Young LLP, the independent accountant’s independence.

The Audit Committee discusses with the Company’s independent registered public accounting firm, the overall scope and plans for their audits. The Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting.

Based on the foregoing, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s annual report on Form 10-K for the year ended December 31, 2008 for filing with the SEC. The Audit Committee and the Board of Directors have also recommended, subject to stockholder approval, the selection of the Company’s independent registered public accounting firm.

The Audit Committee has adopted a written charter. The Committee held six meetings during the year ended December 31, 2008. All of the members of the Audit Committee are considered independent, as defined in the NASDAQ Stock Market LLC listing standards and Rule 10A-3 of the Exchange Act.

Respectfully Submitted by:

MEMBERS OF THE AUDIT COMMITTEE

Sanford R. Robertson, Audit Committee Chair
Robert Z. Gussin, Ph.D.
Patrick Scannon, M.D., Ph.D.

Dated: March 6, 2009

The information contained above under the captions “Report of the Compensation Committee of the Board of Directors” and “Report of the Audit Committee of the Board of Directors” shall not be deemed to be soliciting material or to be filed with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, (the “Securities Act”) or the Exchange Act, except to the extent that the Company specifically incorporates it by reference into such filing.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our officers and directors, and persons who own more than ten percent of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC. Such officers, directors and ten-percent stockholders are also required by SEC rules to furnish us with copies of all forms that they file pursuant to Section 16(a). Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons, we believe that during fiscal 2008, our executive officers and directors complied with all other applicable filing requirements.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Independence of Directors

The Board of Directors has determined that directors Robert Z. Gussin, Ph.D., Michael J. O’Donnell, Esq., Sanford R. Robinson and Patrick J. Scannon, M.D., Ph.D. are each independent as defined under the NASDAQ Stock Market LLC listing standards. The Board of Directors has also determined that each member of the Compensation Committee is independent as defined under the NASDAQ Stock Market LLC listing standards, and that each member of the Audit Committee is independent as defined under the NASDAQ Stock Market LLC listing standards, as well as the applicable SEC rules.

Related Party Transactions

During the last fiscal year, there has not been nor is there currently proposed any transaction or series of similar transactions to which we were or are to be a party in which the amount involved exceeds $120,000 and in which any director, executive officer, holder of more than 5% of our Common Stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest other than compensation agreements and other arrangements, which are described where required in “Employment and Other Agreements” and the indemnification agreements described below.

Indemnification of Directors and Officers

We have entered into indemnification agreements with each of our directors and officers, which require us to indemnify our directors and officers to the fullest extent permitted by Delaware law.

OTHER MATTERS

We know of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed Proxy form to vote the shares they represent as the Board of Directors may recommend.

THE BOARD OF DIRECTORS

Dated: April 6, 2009

DIRECTORS RECOMMEND VOTE “FOR” ALL NOMINEES AND PROPOSALS.

Please mark

your votes as

indicated in

this example

VOTE ON DIRECTORS

1. To elect three (3) Class III Directors, to serve for a three year term and until his successors are duly elected and qualified (Proposal One);

Nominees:

01 Remi Barbier

02 Sanford R. Robertson

03 Patrick J. Scannon, M.D., Ph. D

FOR ALL WITHHOLD FOR ALL *EXCEPTIONS

VOTE ON PROPOSALS FOR AGAINST ABSTAIN

2. To ratify the selection of Ernst & Young LLP as independent registered public accounting firm to the Company for the fiscal year ending December 31, 2009 (Proposal Two); and

3. To transact such other business as may properly be brought before the meeting and any adjournment(s) thereof.

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box above and write that nominee’s name in the space provided below.)

*Exceptions

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE PROPOSALS.

Mark Here for Address

Change or Comments

SEE REVERSE

Signature Signature Date

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

FOLD AND DETACH HERE

Pain Therapeutics, Inc.

Pain Therapeutics, Inc.

Vote by Mail

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided.

Vote In Person

Attend the Company’s Annual Meeting of Stockholders on May 21, 2009 at 10:00 a.m., local time, at the offices of Wilson Sonsini Goodrich & Rosati, Professional Corporation located at 650 Page Mill Road, Palo Alto, California 94304, and vote in person at the Meeting.

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PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF PAIN THERAPEUTICS, INC.

The undersigned hereby appoints Remi Barbier and Peter S. Roddy, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Pain Therapeutics, Inc. Common Stock which the undersigned is entitled to vote , and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of the Company to be held May 21, 2009 at the offices of Wilson Sonsini Goodrich & Rosati, Professional Corporation located at 650 Page Mill Road, Palo Alto, California 94304 or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Meeting.

Address Change/Comments

(Mark the corresponding box on the reverse side)

BNY MELLON SHAREOWNER SERVICES P.O. BOX 3550 SOUTH HACKENSACK, NJ 07606-9250

(Continued and to be marked, dated and signed, on the other side)

FOLD AND DETACH HERE

PAIN THERAPEUTICS, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE 2009 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 21, 2009

YOUR VOTE IS IMPORTANT

This Proxy Statement is furnished in connection with the solicitation of proxies by the Company, on behalf of the Board of Directors, for the 2009 Annual Meeting of Stockholders. The Proxy Statement and the related Proxy Form are being distributed on or about April 10, 2009. You can vote your shares using one of the following methods:

Complete and return a written Proxy Card, or

Attend the Company’s 2009 Annual Meeting of Stockholders and vote.

All stockholders are cordially invited to attend the Meeting. However to ensure your representation at the Meeting, you are urged to mark, sign, date and return the attached Proxy Card as promptly as possible in the postage pre-paid envelope enclosed for that purpose. Any Stockholder attending the Meeting may vote in person even if he or she has returned a Proxy Card.

Important notice regarding the Internet availability of proxy materials for the 2009 Annual Meeting of Stockholders

The Proxy Statement, Annual Report and Annual

Report on Form 10-K are available at:

http://investor.paintrials.com/annual-proxy.cfm

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